EXHIBIT 12

STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(DOLLARS IN THOUSANDS)

                                        February 3,     January 29,      January 30,     January 31,     February 1,
                                           2001*            2000            1999             1998            1997
                                       --------------- --------------- ---------------- --------------- ---------------
Consolidated pretax income                   $140,860        $283,949         $219,084        $410,035        $378,761
Fixed charges (less capitalized
    interest)                                 249,671         261,638          219,341         147,466         139,188
                                       --------------- --------------- ---------------- --------------- ---------------
EARNINGS                                     $390,531        $545,587         $438,425        $557,501        $517,949
                                       =============== =============== ================ =============== ===============

Interest                                     $224,323        $236,566         $196,680        $129,237        $120,599
Capitalized interest                            4,720           5,177            3,050           3,644           4,420
Interest factor in rent expense                25,348          25,072           22,661          18,229          18,589
                                       --------------- --------------- ---------------- --------------- ---------------
FIXED CHARGES                                $254,391        $266,815         $222,391        $151,110        $143,608
                                       =============== =============== ================ =============== ===============

Ratio of earnings to fixed
    Charges                                      1.54            2.04             1.97            3.69            3.61
                                       =============== =============== ================ =============== ===============

*53 week year.